Exhibit 10.2
THIRD AMENDMENT TO NOTE PURCHASE AGREEMENTS
     THIS THIRD AMENDMENT, dated as of May 31, 2007 (this “Amendment”) to those certain separate Note Purchase Agreements, each dated as of June 16, 1999 (as amended by that certain First Amendment to Note Purchase Agreements, dated as of November 30, 2001, and that certain Second Amendment to Note Purchase Agreements, dated as of May 27, 2004, and as in effect immediately prior to the effectiveness of this Amendment, collectively, the “Existing Note Purchase Agreement”), among The J. M. Smucker Company, an Ohio corporation (the “Company”), and the purchasers signatory thereto (together with their successors, transferees and assigns, collectively, the “Noteholders”) pursuant to which the Company issued to the Noteholders its 6.77% Senior Notes due June 1, 2009 in the aggregate principal amount of $75,000,000 (collectively, the “Notes”).
RECITALS:
     A. The Noteholders are the holders of all of the outstanding Notes.
     B. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Note Purchase Agreement unless herein defined or the context shall otherwise require.
     C. The Company and the Noteholders now desire to amend the Existing Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
     NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
1. AMENDMENTS; WAIVER.
1.1. Amendment to Section 7.1(a) (Quarterly Statements).
     Section 7.1(a) of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 7.1(a) is hereby inserted in its place, to read as follows:
     (a) Quarterly Statements — within 90 days (or within 10 days after such earlier date as the Company’s quarterly report is required to be filed with the Securities and Exchange Commission under the Exchange Act, with written notice of such earlier filing to be delivered to each holder of Notes simultaneously with such filing) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
     (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10 Q if it shall have timely made such Form 10 Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.smucker.com) and shall have given such holder prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
1.2. Amendment to Section 7.1(b) (Annual Statements).
     Section 7.1(b) of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 7.1(b) is hereby inserted in its place, to read as follows:
     (b) Annual Statements — within 120 days (or within 10 days after such earlier date as the Company’s annual report is required to be filed with the U.S. Securities and Exchange Commission under the Exchange Act, with written notice of such earlier filing to be delivered to each holder of Notes simultaneously with such filing) after the end of each fiscal year of the Company, duplicate copies of,
     (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
     (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange

Commission shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10 K if it shall have timely made Electronic Delivery thereof;
1.3. Amendment to Section 7.2 (Officer’s Certificate).
     The first sentence of Section 7.2 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new first sentence of Section 7.2 is hereby inserted in its place, to read as follows:
     7.2. Officer’s Certificate.
     Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
1.4. Amendment to Section 8.3(e) (Prepayment).
     Section 8.3(e) of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 8.3(e) is hereby inserted in its place, to read as follows:
     (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. Two Business Days preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount due in connection with such prepayment (for the avoidance of doubt, in respect of any prepayment to be made under this Section 8.3 the date of which has been deferred pursuant to Section 8.3(f) below, any calculation of accrued interest or Make-Whole Amount owing to the holders of the Notes to be prepaid shall be made with reference to the date such prepayment is actually made, rather than the original Proposed Prepayment Date in respect thereof). The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.3(f).
1.5. Amendment to Section 9.6 (Pari Passu Ranking).
     Section 9.6 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 9.6 is hereby inserted in its place, to read as follows:
     9.6. Pari Passu Ranking.
     The Notes shall at all times rank pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated Indebtedness of the Company, present and future, that have not been accorded preferential rights. The obligations of each Subsidiary Guarantor under the Guaranty Agreement to which such Subsidiary Guarantor is a party shall at all times rank pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated

Indebtedness of such Subsidiary Guarantor, present and future, that have not been accorded preferential rights.
1.6. Amendment to Section 10.2(a) (Merger, Consolidation, etc.)
     Section 10.2(a) of the Existing Note Purchase Agreement is hereby amended by inserting the following phrase after the words “solvent corporation”:
     , limited liability company or (in the case of a Subsidiary Guarantor) limited partnership.
1.7. Amendment to Section 10.3 (Consolidated Net Worth).
     Section 10.3 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 10.3 is hereby inserted in its place, to read as follows:
     10.3 Consolidated Net Worth.
     The Company will not, at any time, permit Consolidated Net Worth to be less than One Billion Dollars ($1,000,000,000).
1.8. Amendment to Section 10 (Negative Covenants).
     Section 10 of the Existing Note Purchase Agreement is hereby amended by inserting a new Section 10.11 at the end thereof, to read in its entirety as follows:
     10.11 Terrorism Sanctions Regulations.
     The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.
1.9. Amendment to Section 15.1 (Transaction Expenses).
     Section 15.1 of the Existing Note Purchase Agreement is hereby amended by inserting the phrase “, the Intercreditor Agreement” after the word “Notes” on the fifth and 11th line of such section.
1.10. Amendment to Section 21.6 (Governing Law).
     Section 21.6 of the Existing Note Purchase Agreement entitled “Governing Law” is hereby renumbered as Section 21.7 and the following new Section 21.6 entitled “Accounting Terms” and new Section 21.8 entitled “Jurisdiction and Process; Waiver of Jury Trial” are hereby added to the Existing Note Purchase Agreement so that Section 21.6, Section 21.7 and Section 21.8 read as follows:

     21.6. Accounting Terms.
     All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP.
     21.7. Governing Law.
     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
     21.8. Jurisdiction and Process; Waiver of Jury Trial.
     (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 21.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
     (c) Nothing in this Section 21.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
1.11. Deletion of Defined Terms; MIX Acquisition Company.
     The definitions of “Largest Other Shareholder”, “MIX” and “Special Voting Power” are each hereby deleted from Schedule B to the Existing Note Purchase Agreement. All references to “MIX” in the Existing Note Purchase Agreement shall hereinafter refer to “Smucker LLC”.
1.12. Amendments to Schedule B.
     Schedule B to the Existing Note Purchase Agreement is hereby amended by inserting the following new definitions into such Schedule, in their proper alphabetical order, to read as follows:
     “Anti-Terrorism Order” means Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.
     “Electronic Delivery” is defined in Section 7.1(a).
     “Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of May 31, 2007, by and among the Purchasers, the 2000 Noteholders, the 2004 Noteholders, the 2007 Noteholders and the Agent (each as defined therein) and acknowledged and agreed to by the Company and Smucker LLC (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time).
     “Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of the Company in excess of the amount of Fifteen Million Dollars ($15,000,000).
     “Smucker LLC” means J.M. Smucker LLC, an Ohio limited liability company.
     “2007 Note Agreement” means, that certain Note Purchase Agreement, dated as of May 31, 2007, among the Company and each of the Persons listed on Schedule A thereto, as the same may be amended, restated, modified or otherwise supplemented and in effect from time to time.
1.13. Amendment and Restatement of Defined Terms; Schedule B.
     The definitions of “Bank Credit Agreement”, “Change in Control”, “Priority Debt”, “Responsible Officer”, “2000 Note Agreement”, “2004 Note Agreement” and “USA Patriot Act” set forth in Schedule B to the Existing Note Purchase Agreement are hereby deleted in their entirety, and the following new definitions are hereby inserted in their place, to read as follows:
     “Bank Credit Agreement” means that certain unsecured revolving credit facility by and among the Company, Key Bank National Association, as Agent, and the lenders named therein, dated as of June 18, 2004, as such agreement may be amended or restated from time to time.

     “Change in Control” means:
     (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (as a “beneficial owner” as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing) or of record, on or after the date of the Closing, by any person (within the meaning of section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (within the meaning of Rule 13d-5 of the SEC under the Exchange Act, as in effect on the date of the Closing) of shares representing more than forty-five percent (45%) of the aggregate Ordinary Voting Power represented by the issued and outstanding capital stock of the Company (calculated on a fully diluted basis); provided that the foregoing restriction shall not apply to acquisitions of capital stock by the Smucker Family if the acquisition by the Smucker Family of such Ordinary Voting Power shall not result, directly or indirectly, in a “going private transaction” within the meaning of the Exchange Act;
     (b) during any period of twenty-four (24) consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with any new director whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Company;
     (c) the sale or transfer of all or substantially all of the assets of the Company, in a single transaction or a series of related transactions, to any person (within the meaning of section 13(d) and section 14(d)(2) of the Exchange Act, as in effect on the date of the Closing) or related persons constituting a group (within the meaning of Rule 13d-5 of the SEC under the Exchange Act, as in effect on the date of the Closing);
     (d) the occurrence of a change in control, or other similar provision, as defined in any Material Indebtedness Agreement, which causes any Indebtedness or other obligations incurred under such Material Indebtedness Agreement to become due prior to its stated maturity or other due date thereof or to cause the holders of Indebtedness or other obligations thereunder to have the right to require any Indebtedness or other obligations incurred under such Material Indebtedness Agreement to be purchased or prepaid prior to the stated maturity or other due date thereof; or
     (e) the failure of at least one of Timothy P. Smucker or Richard K. Smucker to serve as a director of the Company if such failure to serve as a director is due to: (i) the voluntary resignation as a director of such person prior to his 70th birthday (unless such resignation is due to poor health, in which case such resignation will not be deemed to be “voluntary” for purposes of this definition), (ii) the voluntary decision of such person not to stand for reelection as a director unless such re-election would be for a term commencing after his 70th birthday or such decision is attributable to poor health, (iii) a determination of the directors of the Company not to nominate such person to stand for re-election for any term commencing prior to his 70th birthday (unless such decision was attributable to such person’s poor health), or (iv) the failure of the shareholders to elect such person for any term commencing prior to his 70th birthday. For purposes of clarity, it shall not constitute a Change in Control (1) so long as either Timothy P. Smucker or Richard K. Smucker is serving as director of the Company, or (2) if neither Timothy P. Smucker or Richard K. Smucker is serving as a director, the Remaining Director is no longer serving as a director as a result of an event other than one described in clause (i), (ii), (iii), or (iv) of the preceding sentence. For purposes of this definition “Remaining Director” means the last one of Richard K. Smucker or Timothy P. Smucker to serve as a director of the Company.
     “Priority Debt” means the sum of (a) all Debt of the Company secured by Liens permitted by Section 10.7(g), (b) all Debt of Subsidiaries (other than (x) Debt held by the Company or a Wholly-Owned Subsidiary or (y) Debt of any Subsidiary Guarantor, so long as such Debt is subject to the terms of the Intercreditor Agreement) and (c) Consolidated Attributable Debt.
     “Responsible Officer” means any Senior Financial Officer and any other officer of the Company or any Subsidiary Guarantor with responsibility for the administration of the relevant portion of this Agreement.
     “2000 Note Agreement” means, collectively, those certain Note Purchase Agreements, each dated as of August 23, 2000, among the Company and each of the Persons listed on Schedule A thereto, as the same may be amended, restated, modified or otherwise supplemented and in effect from time to time.
     “2004 Note Agreement” means that certain Note Purchase Agreement, dated as of May 27, 2004, among the Company and each of the Persons listed on Schedule A thereto, as the same may be amended, restated, modified or otherwise supplemented and in effect from time to time.
     “USA Patriot Act” means United States Public Law 107-56, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
1.14. Waiver of Event of Default.
     Effective as of June 30, 2006, and in reliance upon the amendment and restatement as contemplated by Section 4.4 below, by J.M. Smucker LLC, an Ohio limited liability company (“Smucker LLC”), as successor in interest to MIX Acquisition Corporation, of that certain guaranty agreement, dated as of May 27, 2004, by MIX Acquisition Corporation in respect of the obligations of the Company under the Existing Note Purchase Agreement and the Notes, the Noteholders hereby waive any Default or Event of Default that exists as the result of the failure of Smucker LLC to deliver, pursuant to the provisions of Section 10.2(a) of the Existing Note Agreement, an assumption in writing of the obligations of MIX Acquisition Corporation under such guaranty agreement.

2. NO OTHER MODIFICATIONS; CONFIRMATION.
     All the provisions of the Notes, and, except as expressly amended, modified and supplemented hereby, all the provisions of the Existing Note Purchase Agreement, are and shall remain in full force and effect. As of the Effective Date (defined below), all references in the Notes to the “Note Purchase Agreements” shall be references to the Existing Note Purchase Agreement, as modified by this Amendment and as hereafter amended, modified or supplemented in accordance with its terms.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     To induce the Noteholders to execute and deliver this Amendment (which representations shall survive such execution and delivery), the Company represents and warrants to the Noteholders that:
     (a) all of the representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date);
     (b) Smucker LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Ohio;
     (c) this Amendment and the Guaranty Agreement (as defined below) have been duly authorized, executed and delivered by the Company and Smucker LLC, respectively, and this Amendment and the Guaranty Agreement each constitutes a legal, valid and binding obligation, contract and agreement of the Company and Smucker LLC, respectively, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (d) the Existing Note Purchase Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (e) the execution, delivery and performance by each of the Company and Smucker LLC of this Amendment and the Guaranty Agreement, respectively, (i) have been duly authorized by all requisite corporate or limited liability company, as applicable, action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency or registration, filing or declaration with, any Governmental Authority, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation, bylaws or operating agreement, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this paragraph (e);
     (f) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing;
     (g) neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person; and
     (h) neither the Company nor any Subsidiary is in violation of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 of the United States of America.
4. EFFECTIVENESS.
     The amendments and waiver set forth in this Amendment shall become effective only upon the date of the satisfaction in full of the following conditions precedent (which date shall be the “Effective Date”).
     4.1. Execution and Delivery of this Amendment.
     The Company shall have delivered to each Noteholder a counterpart hereof, duly executed and delivered by the Company and each of the Noteholders.
     4.2. Representations and Warranties.
     The representations and warranties of the Company made in Section 3 of this Amendment and of Smucker LLC in the Guaranty Agreement shall remain true and correct in all respects as of the Effective Date.
     4.3. No Injunction, Etc.
     No injunction, writ, restraining order or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority.
     4.4. Guaranty Agreement.
     Smucker LLC, a Wholly-Owned Subsidiary of the Company, shall have executed and delivered to each Noteholder an amended and restated guaranty agreement (as may be amended, restated or modified from time to time, the “Guaranty Agreement”) in respect of the obligations evidenced by the Existing Note Purchase Agreement and the Notes, in form and substance satisfactory to each Noteholder.

     4.5. Smucker LLC Secretary’s Certificate.
     Smucker LLC shall have delivered to each Noteholder a certificate of an officer of Smucker LLC certifying as to the resolutions attached thereto and other corporate or other proceedings relating to the authorization, execution and delivery by Smucker LLC of the Guaranty Agreement.
     4.6. Amendment to 2000 Note Purchase Agreements.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Third Amendment to Note Purchase Agreements, dated as of May 31, 2007, by and among the Company and each of the Persons signatory thereto with respect to those certain separate Note Purchase Agreements, each dated as of August 23, 2000, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
     4.7. Amendment to 2004 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain First Amendment to Note Purchase Agreement, dated as of May 31, 2007, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated as of May 27, 2004, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
     4.8. 2007 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Note Purchase Agreement, dated as of May 31, 2007, by and among the Company and each of the Persons listed on Schedule A thereto, pursuant to which the Company has issued to such Persons its 5.55% Senior Notes due April 1, 2022 in the aggregate principal amount of $400,000,000, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
     4.9. Amendment and Restatement of Intercreditor Agreement.
     The Company shall have delivered to each Noteholder a fully-executed original of an Amended and Restated Intercreditor Agreement, dated as of May 31, 2007, by and among the Noteholders, the 2000 Noteholders, the 2004 Noteholders, the 2007 Noteholders and the Agent (each as defined therein) and acknowledged and agreed to by the Company and Smucker LLC.
     4.10. Payment of Special Counsel Fees.
     The Company shall have paid on or before the Effective Date the reasonable fees, charges and disbursements of Bingham McCutchen LLP, the Noteholders’ special counsel, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.

5. EXPENSES.
     Whether or not this Amendment shall become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment, including, but not limited to, the reasonable fees of the Noteholders’ special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiations and delivery of this Amendment and any other documents related thereto. In addition, the Company will pay all such fees, expenses and costs set forth in any subsequent statement within 30 days of its receipt thereof. Nothing in this Section 5 shall limit the Company’s obligations pursuant to Section 15.1 of the Existing Note Purchase Agreement.
6. MISCELLANEOUS.
     6.1. This Amendment constitutes a contract between the Company and the Noteholders for the uses and purposes hereinabove set forth, and may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
     6.2. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the promises and agreements contained in this Amendment by or on behalf of the Company and the Noteholders shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
     6.3. This Amendment constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.
     6.4. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
[Remainder of page intentionally left blank. Next page is signature page.]

     IN WITNESS WHEREOF, the parties hereto have caused the execution of this Amendment by duly authorized officers of each as of the date hereof.

THE J. M. SMUCKER COMPANY

By: Name:	/s/ Mark R. Belgya Mark R. Belgya
Title:	Vice President and Treasurer
[Signature page to Third Amendment to The J. M. Smucker Company 1999 Note Purchase Agreements]

Accepted and Agreed to:

HARTFORD LIFE INSURANCE COMPANY

By:	Hartford Investment Management Company
Its Agent and Attorney-in-Fact

	By: Name:	/s/ Daniel C. Leimbach Daniel C. Leimbach
	Title:	Senior Vice President

PHYSICIANS LIFE INSURANCE COMPANY

By:	Hartford Investment Management Company,
Its Investment Manager

	By: Name:	/s/ Daniel C. Leimbach Daniel C. Leimbach
	Title:	Senior Vice President
[Signature page to Third Amendment to The J. M. Smucker Company 1999 Note Purchase Agreements]

NATIONWIDE LIFE INSURANCE COMPANY

By: Name:	/s/ Joseph P. Young Joseph P. Young
Title:	Authorized Signatory

NATIONWIDE INDEMNITY COMPANY

By: Name:	/s/ Joseph P. Young Joseph P. Young
Title:	Authorized Signatory

AMCO INSURANCE COMPANY

By: Name:	/s/ Joseph P. Young Joseph P. Young
Title:	Authorized Signatory

NATIONWIDE INSURANCE COMPANY OF FLORIDA

By: Name:	/s/ Joseph P. Young Joseph P. Young
Title:	Authorized Signatory
[Signature page to Third Amendment to The J. M. Smucker Company 1999 Note Purchase Agreements]

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

	By: Name:	/s/ William S. Engelking William S. Engelking
	Title:	Vice President

MTL INSURANCE COMPANY

By:	Prudential	Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By: Name:	/s/ William S. Engelking William S. Engelking
	Title:	Vice President
[Signature page to Third Amendment to The J. M. Smucker Company 1999 Note Purchase Agreements]

METLIFE INSURANCE COMPANY OF CONNECTICUT

By: Name:	/s/ Judith A. Gulotta Judith A. Gulotta
Title:	Director
[Signature page to Third Amendment to The J. M. Smucker Company 1999 Note Purchase Agreements]

EQUITRUST LIFE INSURANCE COMPANY
(formerly held by NATIONAL TRAVELERS LIFE COMPANY)

By:	Advantus Capital Management, Inc.

	By: Name:	/s/ James W. Tobin James W. Tobin
	Title:	Vice President

THE CATHOLIC AID ASSOCIATION

By:	Advantus Capital Management, Inc.

	By: Name:	/s/ James W. Tobin James W. Tobin
	Title:	Vice President

THE RELIABLE LIFE INSURANCE COMPANY

By:	Advantus Capital Management, Inc.

	By: Name:	/s/ James W. Tobin James W. Tobin
	Title:	Vice President

GREAT WESTERN INSURANCE COMPANY

By:	Advantus Capital Management, Inc.

	By: Name:	/s/ James W. Tobin James W. Tobin
	Title:	Vice President

INDUSTRIAL ALLIANCE PACIFIC LIFE INSURANCE COMPANY
(formerly THE NORTH WEST LIFE ASSURANCE COMPANY OF CANADA)

By:	Advantus Capital Management, Inc.

	By: Name:	/s/ James W. Tobin James W. Tobin
	Title:	Vice President
[Signature page to Third Amendment to The J. M. Smucker Company 1999 Note Purchase Agreements]

MODERN WOODMEN OF AMERICA

By: Name:	/s/ Michael E. Dau Michael E. Dau
Title:	Manager, Fixed Income Division
[Signature page to Third Amendment to The J. M. Smucker Company 1999 Note Purchase Agreements]

NATIONAL GUARDIAN LIFE INSURANCE COMPANY

By: Name:	/s/ R. A. Mucci R.A. Mucci
Title:	Senior Vice President & Treasurer
[Signature page to Third Amendment to The J. M. Smucker Company 1999 Note Purchase Agreements]

PIONEER MUTUAL LIFE INSURANCE COMPANY

By:	American United Life Insurance Company (authorized agent)

	By: Name:	/s/ Kent R. Adams Kent R. Adams
	Title:	V.P. Fixed Income Securities
[Signature page to Third Amendment to The J. M. Smucker Company 1999 Note Purchase Agreements]